Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:
Susan Eich
+1 612 851 6205
susan.eich@softbrands.com

SOFTBRANDS ANNOUNCES THIRD QUARTER FISCAL 2006 RESULTS;

Company Signs Global Agreement with Multinational Food Company for Fourth Shift Edition for SAP Business One;

Company Signs Definitive Agreement to Acquire Hotel Information Systems

Minneapolis, Aug. 3, 2006 — SoftBrands, Inc. (AMEX: SBN) today announced its financial results for third quarter fiscal 2006.

Revenues for third quarter fiscal 2006 were $16.1 million, compared with revenues of $19.0 million in third quarter fiscal 2005. Maintenance revenue accounted for 65.0 percent of total revenues in the current quarter and 57.5 percent of revenues in third quarter fiscal 2005.

From a profitability perspective, the company’s manufacturing business generated operating income of $3.4 million in third quarter fiscal 2006, while the hospitality business posted an operating loss of $747,000. Including corporate expenses, the company reported an operating loss of $1.9 million, compared with operating income of $610,000 in the comparable period in the prior year.

Today, SoftBrands announced that it had signed a definitive agreement to acquire Hotel Information Systems (HIS), creating a $40 million hospitality business serving more than 4,000 hotel properties in 70 countries. The company will further discuss the transaction on the investor conference call scheduled for today, Aug. 3.

“We were disappointed with our financial performance for the third quarter, particularly in the area of our hospitality business.  However, with the acquisition of HIS in our hospitality business, and the first global agreement for our SAP-centric manufacturing solution executed, we have achieved two major milestones that position us for improved performance in fiscal 2007,” said Randy Tofteland, SoftBrands president and chief executive officer. “We believe the acquisition of HIS expands our addressable market opportunity and improves our growth opportunity.  We have stated in the past that we believed there was an opportunity to consolidate the hospitality market to fill the strong demand in the market for a highly competitive alternative to the current market leader.  We believe the acquisition of HIS by SoftBrands creates such an alternative, positioning Softbrands well to capitalize on the growing demand for state-of-the-art IT systems.”

The company reported a net loss of $1,734,000, or a loss of 5 cents per diluted share, for the three months ended June 30, 2006, compared with net income of $12,034,000, or 30 cents per diluted share, for third quarter fiscal 2005; net income in the fiscal 2005 period included income from discontinued operations of $12,083,000 from a distribution from the AremisSoft Corporation Liquidating Trust. Net loss applicable to common shareholders was $2,007,000 in third quarter fiscal 2006, or 5 cents per share.

SoftBrands
Two Meridian Crossings, Suite 800
Minneapolis, MN 55423
www.softbrands.com

SoftBrands announced today that it has signed a global agreement with a multinational food company for the sale and support of the Fourth Shift Edition for SAP Business One manufacturing solution.  SoftBrands said the multi-year agreement has the initial potential for implementation of Fourth Shift Edition at 50 to 100 manufacturing sites within one of the food company’s operating divisions.

 “We are very pleased to have secured this agreement, which is validation of our strategy to partner with SAP to offer our Fourth Shift Edition for SAP Business One solution to SAP enterprise customers that can benefit from an integrated software solution down to the plant level of their organizations,” said Tofteland.  “This is a milestone for our manufacturing business and will help drive growth in our license and maintenance revenues going forward.  This is a major new customer for SoftBrands and we look forward to serving them and meeting their ERP manufacturing needs.”

Other highlights of the third quarter and other recent developments include:

— In May 2006 SoftBrands released Fourth Shift Edition for SAP Business One version 8.3, an update of SoftBrands’ ERP system designed for mid-market manufacturers, which included full German localization.

— In June SoftBrands introduced three new hospitality solutions, including an integrated web booking engine, html driven email correspondence and a new spa management solution.

— In July SoftBrands formed an alliance with The Information Management Group (IMG), one of SAP’s premier Business One implementation partners, to promote and sell Fourth Shift Edition for SAP Business One in B1 large accounts.

— In July SoftBrands announced that RSM McGladrey added Fourth Shift Edition for SAP Business One to its technology consulting product line.  RSM McGladrey will provide implementation services for Fourth Shift Edition for SAP Business One to manufacturing clients in the mid-market.

In the company’s manufacturing business, third quarter fiscal 2006 revenues were essentially even with the prior year’s quarter at $13.0 million, compared with $13.1 million in the fiscal 2005 period.  Manufacturing revenue in the third quarter reflected a decline in license revenue, partially offset by increases in maintenance and professional services revenue.  License revenue decreased due to slow sales of Fourth Shift in the Americas. Maintenance revenue increased 4.5 percent due to high customer retention and sales of add-on software to the existing customer base.  Professional services revenue increased 6.8 percent due to increased consulting utilization and better operational management. Third quarter fiscal 2006 operating income in manufacturing was $3.4 million, an 18.4 percent decline from the prior year’s quarter due to increased investment in sales and marketing resources for Fourth Shift Edition for SAP Business One.

In the company’s hospitality business, revenues declined in the quarter to $3.1 million in 2006, from $5.9 million in the prior year quarter, due to a decline in maintenance revenue and a decline in license revenue due to a higher percentage of small hotels in the sales mix. Revenue in the prior year’s quarter benefited from the inclusion of $1.2 million from a customer contract. In third quarter 2006 SoftBrands’ hospitality business posted an operating loss of $747,000, compared with operating income of $336,000 in the prior year quarter as a result of the decline in revenue. SoftBrands has initiated a cost reduction effort in its hospitality business, including a staffing reduction. Should the HIS transaction close as planned, SoftBrands said that its fourth quarter results will include integration costs; purchase accounting expenses, if any; possible in-process research and development charges; and other costs related to restructuring its hospitality business for improved performance in fiscal 2007.

On a geographic basis, the Americas region posted an 8.5 percent decline in revenues in the fiscal 2006 period, reflecting declines in both business segments.   In the company’s Europe, Middle East and Africa (EMEA) region, revenues decreased 27.5 percent, with increases in manufacturing revenues offset by a sharp decline in hospitality revenues.  The company’s revenues for the Asia Pacific region declined 5.7 percent in the third quarter, with a slight increase in manufacturing revenues offset by lower hospitality revenues.

Nine Month Results

Revenues for the nine months ended June 30, 2006 were $50.2 million, compared with $53.7 million in the 2005 period.

The operating loss for the 2006 nine-month period was $4,064,000, compared with operating income of $1,177,000 in the comparable period in the prior year. Results for the current nine-month period included the impact of stock-based compensation expense, severance charges,  higher selling and marketing costs, and the termination of a lease obligation.   Operating income in the 2005 nine-month period benefited from a $261,000 credit to restructuring expense.

SoftBrands reported a net loss of $3,331,000, or a loss of 10 cents per diluted share for the nine months ended June 30, 2006, compared with net income of $10,473,000, or 26 cents per diluted share, for the nine months ended June 30, 2005.  Net income in the 2005 nine-month period includes income from discontinued operations of $12,083,000 from a distribution from the AremisSoft Corporation Liquidating Trust, net of tax.

Cash and Liquidity

As of June 30, 2006, SoftBrands had $12.7 million in total unrestricted cash, compared with $16.0 million at Sept. 30, 2005.

Conference Call

SoftBrands will hold its third quarter earnings conference call at 11am Eastern Time today, Aug. 3, 2006.    Interested parties may listen to the call by dialing 866-510-0708 or international 617-597-5377 (passcode: 74827818). A live webcast will also be available on www.softbrands.com. Interested parties should dial into the conference call or access the webcast approximately 10-15 minutes before the scheduled start time. A replay will be available approximately one hour after the conference call concludes and will remain available through Aug.11. The replay number is 888-286-8010 and international 617-801-6888 (passcode: 68691454). The webcast will be archived on www.softbrands.com for approximately one year.

Forward-Looking Statements
All statements other than historical facts included in this release regarding future operations are subject to the risks inherent in predictions and “forward looking statements.” These statements are based on the beliefs and assumptions of management of SoftBrands and on information currently available to us. Nevertheless, these forward-looking statements should not be construed as guarantees of future performance. They involve risks, uncertainties, and assumptions identified in filings by SoftBrands with the SEC, including:

•                  Changes in the economy, natural disasters, disease or other events that affect the manufacturing and hospitality segments, or the geographies, we serve;

•                  Our increasing dependence upon our relationship with SAP;

•                  Our ability to effectively integrate the HIS business;

•                  Our ability to timely complete and introduce, and the market acceptance of, our new products;

•                  Our ability to properly document our sales consistent with the manner in which we recognize revenue;

•                  Our ability to manage international operations;

•                  Our ability to maintain and expand our base of clients on software maintenance programs; and

•                  The effects of and our ability to rapidly adapt to changes in standards for operating systems, databases and other technologies.

About SoftBrands
SoftBrands, Inc. is a global leader in providing solutions for small- to medium-sized businesses in the manufacturing and hospitality industries worldwide. With approximately 4,000 customers in more than 60 countries now actively using its manufacturing and hospitality products, SoftBrands has established a global infrastructure for distribution, development and support of enterprise software. The company, headquartered in Minneapolis, Minnesota, has 600 employees with branch offices in Europe, India, Asia, Australia and Africa. Additional information can be found at www.softbrands.com

Tables Follow

SoftBrands, Inc.
Consolidated Balance Sheets
in thousands, except per share data
(Unaudited)

	June 30, 2006	September 30, 2005
Assets
Current assets
Cash and cash equivalents	$12,717	$16,034
Accounts receivable, net	5,992	5,363
Prepaid expenses and other current assets	1,541	1,134
Total current assets	20,250	22,531

Furniture, fixtures and equipment, net	2,139	1,986
Restricted cash	600	648
Goodwill	23,474	22,947
Intangible assets, net	2,330	3,783
Other long-term assets	19	6
Total assets	$48,812	$51,901

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt and capital leases	$23	$260
Accounts payable	1,390	2,240
Accrued expenses	4,798	5,707
Accrued restructuring costs	178	203
Deferred revenue	16,970	15,355
Other current liabilities	1,039	1,352
Total current liabilities	24,398	25,117

Other long-term liabilities	136	292
Total liabilities	24,534	25,409

Stockholders’ equity

Series A convertible Preferred Stock, $0.01 par value; 300,000 shares authorized; no shares issued or outstanding
Series B Convertible Preferred Stock, $0.01 par value; 4,331,540 shares authorized, issued and outstanding; liquidation value of $4,591	5,068	5,068
Series C Convertible Preferred Stock, $0.01 par value, 20,027 shares authorized, 18,000 shares issued and outstanding liquidation value of $18,000 plus unpaid dividends	15,065	15,065
Common Stock, $0.01 par value; 110,000,000 shares authorized; 40,251,499 and 40,030,000 shares issued and outstanding; respectively	403	400
Additional paid-in capital	175,099	173,756
Accumulated other comprehensive loss	(2,122)	(1,893)
Accumulated deficit	(169,235)	(165,904)
Total stockholders’ equity	24,278	26,492
Total liabilities and stockholders’ equity	$48,812	$51,901

SoftBrands, Inc.
Consolidated Statements of Operations
in thousands, except share and per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenue
Software license	$1,653	$3,116	$6,571	$7,896
Maintenance and support	10,480	10,923	31,447	33,051
Professional services	3,521	3,626	10,583	10,055
Third-party software and hardware	473	1,330	1,644	2,656
Total revenue	16,127	18,995	50,245	53,658

Cost of revenues
Software licenses	585	1,376	2,501	3,584
Maintenance and support	3,349	3,574	9,891	10,585
Professional services	3,127	2,765	9,381	7,962
Third-party software and hardware	351	1,157	1,126	1,987
Total cost of revenues	7,412	8,872	22,899	24,118
Gross Profit	8,715	10,123	27,346	29,540

Operating expenses
Selling, general and administrative	7,962	7,300	23,748	22,382
Research and product development	2,670	2,213	7,662	6,242
Restructuring related	—	—	—	(261)
Total operating expenses	10,632	9,513	31,410	28,363
Operating income (loss)	(1,917)	610	(4,064)	1,177

Interest expense	(3)	(1,021)	(9)	(3,046)
Other income, net	189	111	362	298
Loss from continuing operations before provision for income taxes	(1,731)	(300)	(3,711)	(1,571)
Provision for (benefit from) income taxes	8	(251)	13	39
Loss from continuing operations	(1,739)	(49)	(3,724)	(1,610)

Discontinued operations
Income from discontinued operations, net of tax	5	12,083	393	12,083
Net loss	(1,734)	12,034	(3,331)	10,473
Preferred Stock dividends	273	—	819	—

Net loss applicable to common Shareholders	$(2,007)	$12,034	$(4,150)	$10,473
Basic and diluted earnings (loss) per common share
Continuing operations	$(0.05)	—	$(0.11)	$(0.04)
Discontinued operations	—	$0.30	$0.01	$0.30
Net income (loss)	$(0.05)	$0.30	$(0.10)	$0.26

Weighted average basic and diluted shares outstanding	40,198	40,030	40,125	40,030

Operating Results Summary

(In thousands. Unaudited)

	Three Months Ended June 30,
	2006		2005		% Change
	Revenue	Operating Income (Loss)	Revenue	Operating Income (Loss)	Revenue	Operating Income (Loss)
Manufacturing	$12,989	$3,358	$13,097	$4,113	(0.8)%	(18.4)%
Hospitality	3,138	(747)	5,898	336	(46.8)%	(322.3)%
Corporate	—	(4,528)	—	(3,839)	—	17.9%
Total Company	$16,127	$(1,917)	$18,995	$610	(15.1)%	(414.3)%

	Nine Months Ended June 30,
	2006		2005		% Change
	Revenue	Operating Income (Loss)	Revenue	Operating Income (Loss)	Revenue	Operating Income (Loss)
Manufacturing	$38,631	$10,764	$37,469	$10,481	3.1%	2.7%
Hospitality	11,614	48	16,189	2,267	(28.3)%	(97.9)%
Corporate	—	(14,876)	—	(11,571)	—	28.6%
Total Company	$50,245	$(4,064)	$53,658	$1,177	(6.4)%	(445.3)%

NM Percentage
not meaningful

Certain reclassifications were made to unallocated corporate expenses in fiscal 2005 to conform with the 2006 presentation.

Revenue by Segment and Type

(In thousands. Unaudited)

	Three Months Ended June 30,
	2006			2005
	Manufacturing	Hospitality	Total	Manufacturing	Hospitality	Total
Software Licenses	$1,418	$235	$1,653	$2,169	$947	$3,116
Maintenance and support	8,075	2,405	10,480	7,724	3,199	10,923
Professional services	3,023	498	3,521	2,831	795	3,626
Third-party software and hardware	473		473	373	957	1,330
	$12,989	$3,138	$16,127	$13,097	$5,898	$18,995

	Nine Months Ended June 30,
	2006			2005
	Manufacturing	Hospitality	Total	Manufacturing	Hospitality	Total
Software Licenses	$5,123	$1,448	$6,571	$5,609	$2,287	$7,896
Maintenance and support	23,756	7,691	31,447	22,991	10,060	33,051
Professional services	8,730	1,853	10,583	7,871	2,184	10,055
Third-party software and hardware	1,022	622	1,644	998	1,658	2,656
	$38,631	$11,614	$50,245	$37,469	$16,189	$53,658

Revenue by Segment and Geography

(In thousands. Unaudited)

	Three Months Ended June 30,
	2006			2005			% Change
	Manufacturing	Hospitality	Total	Manufacturing	Hospitality	Total	Total

Americas	$7,525	$1,385	$8,910	$8,035	$1,705	$9,740	(8.5)%
Europe, Middle East & Africa	3,656	1,357	5,013	3,305	3,612	6,917	(27.5)%
Asia Pacific	1,808	396	2,204	1,757	581	2,338	(5.7)%
	$12,989	$3,138	$16,127	$13,097	$5,898	$18,995	(15.1)%

	Nine Months Ended June 30,
	2006			2005			% Change
	Manufacturing	Hospitality	Total	Manufacturing	Hospitality	Total	Total
Americas	$22,451	$4,516	$26,967	$22,977	$5,801	$28,778	(6.3)%
Europe, Middle East & Africa	10,868	5,507	16,375	9,437	8,502	17,939	(8.7)%
Asia Pacific	5,312	1,591	6,903	5,055	1,886	6,941	(0.5)%
	$38,631	$11,614	$50,245	$37,469	$16,189	$53,658	(6.4)%